Exhibit 10.2 First Amendment to the Amended and Restated Aon Corporation Excess Benefit Plan WHEREAS, the Company adopted the Aon Corporation Excess Benefit Plan (the “Plan”) effective January 1, 1989, and the Company has amended the Plan from time to time thereafter, including the amendment and restatement effective January 1, 2009. WHEREAS, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the authority to do so under Article VII of the Plan to cease future benefit accruals after April 1, 2009. NOW, THEREFORE, the Plan, as amended and restated effective January 1, 2009, is further amended as follows: 1. Section 1.2. By adding the following provision at the end of Section 1.2, “Purpose”: “Notwithstanding the foregoing, the future accrual of benefits under this Plan will cease effective April 1, 2009 in accordance with Section 4.3.” 2. Section 4.1. By adding the following provision at the end thereof: “Notwithstanding the foregoing, the future accrual of benefits under this Plan will cease effective April 1, 2009 in accordance with Section 4.3.” 3. By adding a new section, Section 4.3, to the Plan document as follows: “4.3 Future Benefit Accruals ease effective April 1, 2009.” Notwithstanding anything to the contrary herein, the Company has amended the Plan to cease the future accrual of benefits after April 1, 2009. The accrued benefits under the Plan will be determined as of April 1, 2009, and become frozen as of such date in accordance with the Plan.” IN WITNESS WHEREOF, Aon Corporation has adopted this First Amendment to the Amended and Restated Aon Corporation Excess Benefit Plan, effective as set forth above. 1

EXECUTION VERSION THIRD AMENDMENT TO THE AON EXCESS BENEFIT PLAN This Third Amendment (the “Amendment”) to the Aon Excess Benefit Plan, as amended and restated as of January 1, 2009 (the “Plan”), is adopted by Aon Corporation, a Delaware corporation (the “Company”) and wholly owned subsidiary of Aon plc (“Aon”), to be effective as set forth below. WHEREAS, pursuant to resolutions of the Committee dated September 20, 2018, the Committee has delegated to Company management authority to amend the Plan in the manner set forth below. NOW THEREFORE, pursuant to such delegation of authority by the Committee, the Plan is hereby amended, effective as of the date hereof, by adding the following as a new Supplement C to the Plan: SUPPLEMENT C CORPORATE TRANSACTIONS AND PARTIAL PLAN TERMINATIONS 1. National Flood Services. With respect to all Members who performed services for the Company or its Subsidiaries immediately prior to the closing of the sale of National Flood Services to an unrelated purchaser on or around August 4, 2018, and who performed services for such unrelated purchaser immediately after and in connection with such closing, for purposes of the EBP, each such Member shall be treated as having a termination of employment and “separation from service” (within the meaning of Code Section 409A) date of August 4, 2018. 1

EXECUTION VERSION IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officers, this _31st__ day of December 2018. AON CORPORATION By: _______________________________ Siobhan Cifelli Chief Human Resources Officer (Interim) 2